Exhibit 32.1

CERTIFICATION PURSUANT TO

RULE 13a-14(b) OR RULE 15d-14(b) OF THE

SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350

I, Robert J. Phillippy, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that (i) the Quarterly Report on Form 10-Q of Newport Corporation for the quarterly period ended March 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Newport Corporation.

Date: May 9, 2013	/s/ Robert J. Phillippy
Robert J. Phillippy
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Newport Corporation and will be retained by Newport Corporation and furnished to the Securities and Exchange Commission or its staff upon request.  This certification will not be deemed filed by Newport Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.  This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Newport Corporation specifically incorporates it by reference.